Exhibit 99.1

Press Release

Harris Corporation Provides Fiscal Year 2007 Guidance of $2.45 to $2.55 EPS in Advance of Annual
Analyst Meeting

MELBOURNE, Florida, March 13, 2006 — Harris Corporation (NYSE: HRS) today provided initial earnings guidance for its fiscal year beginning July 1, 2006, of $2.45 to $2.55 per diluted share, representing an increase of approximately 20 percent, compared to the company’s current non-GAAP earnings guidance for fiscal year 2006 (55 percent on a GAAP basis). The announcement was made in advance of the company’s annual analyst meeting scheduled for March 14 and 15 in Melbourne.

“In fiscal year 2007, we expect to achieve organic revenue growth above 10 percent,” said Howard L. Lance, chairman, president and chief executive officer of Harris. “Including the full-year contribution of Leitch Technology, acquired in October 2005, total revenue is expected to be $3.8 billion to $3.9 billion. Our optimism is driven by expectations for continuing growth in our government-related businesses and improving market demand and growth for commercial communications products. Demand and funding for secure tactical radios from our RF Communications Division remains very strong as U.S. and international markets modernize communications equipment to support interoperability and more modular, self-sustaining defense forces. We believe investments in secure communications, information technology and information processing will remain high priorities for U.S. government investment. In the Broadcast segment, we expect growth to be driven by demand for digital technologies to support digital television, digital radio and new applications, including mobile television. In our Microwave segment, increasing demand for bandwidth in support of wireless voice, data and video is creating numerous growth opportunities around the world.”

Harris will host a live audio webcast and listen-only conference call on Tuesday, March 14, 2006, at 1 p.m. ET in conjunction with its annual analyst meeting. The webcast and call will include presentations on the company’s strategy and financial outlook by Mr. Lance and Gary L. McArthur, vice president and chief financial officer. The webcast is available via the Internet at http://www.harris.com/webcast. The dial-in number for the conference call is 913-981-4910, access code 5048525. A replay of the conference call is available at 719-457-0820, access code 5048525 from 5 p.m. (ET) March 14 through midnight (ET) on Tuesday, March 21. A replay of the webcast will be available on the company’s website.

Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. With headquarters in Melbourne, Florida, the company has annual sales of over $3 billion and has more than 13,000 employees — including 5,500 engineers and scientists — dedicated to the development of best-in-class assured communications™ products, systems, and services. The company’s operating divisions serve markets for government communications, RF communications, broadcast communications, and microwave communications. Additional information about Harris Corporation is available at www.harris.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including fiscal 2007 earnings-per-share guidance percentage increase from the current fiscal 2006 non-GAAP earnings guidance, which for fiscal 2006 guidance excludes the impact of any charges associated with inventory write-downs in the Microwave segment, cost-reduction items in our Broadcast Communications segment, and the acquisition-related costs associated with our Leitch acquisition. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to better understand the company’s performance. In addition, the company may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Forward-Looking Statement

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings guidance for fiscal 2007 and statements regarding outlook, including expected revenue growth. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: our participation in markets that are often subject to uncertain economic conditions which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures; our dependence on the U.S. government for a significant portion of our revenues, as the loss of this relationship or a shift in U.S. government funding could have adverse consequences on our future business; potential changes in U.S. government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. government contracts; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; risks inherent in developing new technologies; the potential impact of hurricanes on our operations in Florida and the potential impact of earthquakes on our operations in California; the ability to recruit and retain qualified personnel; and general economic conditions in the markets in which we operate. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. Harris disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Brent Dietz at 321-724-3554, or brent.dietz@harris.com

Table 1
Reconciliation of Non-GAAP Financial Measures
Fiscal 2007 Initial Guidance Organic Growth

($ in millions except per share amounts and ratios)

Organic Revenue Growth	FY’06	FY’07	Growth
Midpoint of guidance	$3,420.0	$3,850.0
Add revenue to annualize sales from Leitch	60.0	—

Organic calendar year revenue	$3,480.0	$3,850.0	10.6%

Non-GAAP EPS Growth	FY’06		FY’07	Growth
Midpoint of guidance	$1.61		$2.50	55.3%
Adjustments	.49	(1)	—

Non-GAAP earnings per share	$2.10		$2.50	19.0%

(1) Adjustments relate to the impact of product discontinuances in our Microwave Communications segment, cost-reduction actions in our Broadcast Communications segment and costs associated with our acquisition of Leitch Technology Corporation.